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                               Baker & McKenzie
                               805 Third Avenue
                           New York, New York 10022







                                                        February 4, 1997


SFX Broadcasting, Inc.
150 East 58th Street, 19th Floor
New York, New York 10155

Gentlemen:

                  We have acted as counsel to SFX Broadcasting, Inc., a Delaware corporation (the "Company") in connection with its filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), covering up to (i) 747,441 shares of Class A Common Stock, par value $.01 per share ("Common Stock"), (ii) 160,000 Class A Warrants (the "Class A Warrants") and (iii) 160,000 Class B Warrants (the "Class B Warrants"), each Class A Warrant entitling the holder to purchase .2983 of a share of Common Stock at $7.75, resulting in an exercise price of $25.98 per share of Common Stock, subject to adjustment, and each Class B Warrant entitling the holder to purchase .2983 of a share of Common Stock at $11.50, resulting in an exercise price of $38.55 per share of Common Stock, subject to adjustment.

                  We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

                  Based upon our examination, we are of the opinion that:

                  (i) the shares of Common Stock covered by the Registration Statement will, when issued as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable; and

                  (ii) the Class A Warrants and the Class B Warrants issuable upon exercise of the Unit Purchase Options will, when issued as contemplated by the Registration Statement, constitute legal, valid and binding obligations of the Company.




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SFX Broadcasting, Inc.
February 4, 1997
Page 2

                  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. This consent is not to be construed as and admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                                  Very truly yours,





                                                  /s/ Baker & McKenzie



HMB/AB/GG